UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2024 (February 3, 2024)
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HF SINCLAIR CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-41325		87-2092143
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)
2828 N. Harwood St., Suite 1300	Dallas	TX	75201
(Address of principal executive offices)			(Zip code)
Registrant’s telephone number, including area code: (214) 871-3555
Not applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to 12(b) of the Securities Exchange Act of 1934:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	DINO	NYSE
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On and effective February 3, 2024, the Board of Directors (the “Board”) of HF Sinclair Corporation (the “Corporation”) approved the Amended and Restated By-Laws of the Corporation (the “Amended and Restated By-Laws”) to, among other things, (i) permit special meetings of the stockholders of the Corporation to be called by stockholders of record owning at least 25% of the outstanding shares having voting power of the Corporation; (ii) include certain procedural requirements for stockholders who desire to submit a special meeting request; (iii) make certain corresponding changes to the advance notice and director nomination procedures to address the special meeting request procedures; and (iv) make other administrative, clarifying and conforming changes.

Pursuant to the Amended and Restated By-Laws, stockholders seeking to call a special meeting of the stockholders are required to submit a request setting forth in writing, among other things, (i) the specific purpose of the meeting, the matters proposed to be acted on at the meeting and the reasons for conducting such business at the meeting; (ii) documentary evidence that the requesting stockholders own at least 25% of the outstanding shares having voting power; (iii) certain information relating to each matter of business as would be required to be included in a notice pursuant to the advance notice and director nomination procedures in the Amended and Restated By-Laws; (iv) certain information relating to each stockholder requesting the special meeting and each beneficial owner, if any, on whose behalf the request is being made as would be required to be included in a notice pursuant to the advance notice and director nomination procedures in the Amended and Restated By-laws; and (v) certain information relating to each person the requesting stockholder or stockholders propose to nominate for election or re-election to the Board as would be required to be included in a notice pursuant to the director nomination procedures in the Amended and Restated By-Laws.

At any special meeting of the stockholders held pursuant to a stockholder request, business transacted shall be limited to the purpose stated in the applicable stockholder request; provided, however, that the Board shall be able to submit additional matters to the stockholders at any such special meeting.

A special meeting request will not be valid if it (i) does not comply with the Amended and Restated By-Laws or the Certificate of Incorporation; (ii) relates to an item of business that is not a proper subject for stockholder action under applicable law; (iii) relates to an item of business that is the same or substantially similar (as determined in good faith by the Board) to a matter that was presented at a meeting of stockholders occurring within 90 days preceding the date of the stockholder request for a special meeting, or to a matter that is included in the Corporation notice to be brought before a meeting of stockholders that has been called but not yet held; (iv) the special meeting request is delivered during the period commencing 90 days prior to the first anniversary of the previous year’s annual meeting of stockholders and ending on the date of the next annual meeting of stockholders; or (v) was made in violation of applicable securities laws.

The foregoing description of the Amended and Restated By-Laws is qualified by reference to the full text of the Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 hereto, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.    Description

3.1*    Amended and Restated By-Laws, dated as of February 3, 2024.

104    Cover Page Interactive Data File (embedded within the Inline XBRL).

*Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF SINCLAIR CORPORATION

By:    /s/ Vaishali S. Bhatia
Name:    Vaishali S. Bhatia
Title:    Executive Vice President, General Counsel and Secretary

Date: February 5, 2024